As filed with the Securities and Exchange Commission on August 4, 2017

 Registration No. 333-193160

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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NCM Financial, Inc.

(Exact Name of Small Business Issuer in its Charter)

Texas	7372	20-4859853
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

  Rosewood Court 2101 Cedar Springs Road,

Suite 1050

Dallas, TX 75201

Tel. No.: 800-686-3259

 (Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry Into a Material Definitive Agreement.

Hayden IR Agreement

The Company entered into an agreement with Hayden IR for a period of thirty (36) months commencing on the date of the exchange listing for NCM Financial, Inc., the Consultant will reasonably be available during regular business hours to advise, counsel, and inform designated officers and employees of the Company about the various industries and businesses in which NCM Financial, Inc. is engaged, financial markets and exchanges, competitors, business acquisitions, and other aspects of or concerning the Company’s business about which Hayden IR has knowledge or expertise. The effective date of this agreement is October 1st, 2015 and the service term period is effective starting the date when NCM is approved and listed on an exchange.

Hayden IR shall render services to the Company as an independent contractor and not as an employee. All services rendered by Hayden IR on behalf of the Company shall be performed to the best of Hayden IR’s ability in concert with the overall business plan of the Company and the goals and objectives of the Company’s management and Board of Directors. Contractual agreements for compensation, and services are provided in transactions with promoters.

Karlin+Pimsler Media Creative Agreement

The company entered into an agreement Karlin+Pimsler to complete a DRTV campaign based on the following elements. The production timeline is approximately based on a ten week schedule solely dependent upon timely response times between NCM Financial, Inc. and Karlin+Pimsler. The deliverables to NCM Financial, Inc. are one sixty second commercial and one thirty second commercial. The thirty second commercial will be edited from the sixty second commercial.

The effective date of this agreement is October 15th, 2015 and the service term period is effective starting the date when NCM Financial is approved and listed on an exchange. This agreement shall remain in effect for a period commencing on the Effective Date and terminating upon completion of the deliverables. The royalties from subscription revenues will remain in perpetuity from the Effective Date of the exchange listing for NCM Financial, Inc. In the event that Karlin+Pimsler commits any material breach or violation of the provisions of a written agreement between Karlin+Pimsler and NCM Financial, Inc., then, the Company has the right to terminate its relationship with Karlin+Pimsler any time during the term. NCM Financial, Inc. warrants that it will provide its best efforts in complying with Karlin+Pimsler in the performance of its duties and obligations and to not unreasonably withhold information or access of NCM Financial’s executive management which could cause Karlin+Pimsler to not fulfill its duties.

Checkmate Marketing Group Social Media Agreement

The company entered into an agreement with Checkmate Marketing Group to complete a social media campaign for NCM Financial, Inc. over the course of three years and will be paid in tranches to complete the social media campaign. The campaign will be broken into fifty sections with each milestone consisting of one hundred thousand followers at a time. This is the twitter feed (https://twitter.com/ncmfinancial) for the social media campaign.

The effective date of this agreement is October 15th, 2015 and the service term period is effective starting the date when NCM Financial, Inc. is approved and listed on an exchange. This agreement shall remain in effect for a period commencing on the Effective Date and terminating upon completion of milestone fifty with the social media campaign reaching 5,000,000 followers. The payment structure and milestones are based solely on performance. If technological changes occur, both parties may agree to an amendment for completion. Each party has the ability to terminate the agreement prior to completion if an amendment agreement is not reached. In the event that Checkmate Marketing Group commits any material breach or violation of the provisions of a written Agreement between Checkmate Marketing Group and NCM Financial, Inc., then the Company has the right to terminate its relationship with Checkmate Marketing Group any time during the Term. NCM Financial, Inc. warrants that it will provide its best efforts in complying with Checkmate Marketing Group in the performance of its duties and obligations and to not unreasonably withhold information or access of NCM Financial’s executive management which could cause Checkmate Marketing Group to not fulfill its duties under its obligations.

Item 1.02	Termination of a Material Definitive Agreement.

Watkins Consulting Agreement

On September 9, 2012, the Company entered into three-month renewable Consulting Agreement with Llewellyn R. Watkins (“Watkins”). The agreement calls for the Watkins to provide, on a part-time basis, management consulting for the Company. These services include providing general consulting services relating to development of new business ventures, providing general advice on capital structuring, performing due diligence related to potential business arrangements, and providing introductions that may lead to additional capital investments.

For consideration of the above-referenced services, the Company agreed to issue to Watkins 5% equity, as nondilutional shares of the Company’s Common Stock, to be issued to the filing of this registration statement. Watkins shall receive 10% introduction fee of the gross funds received by the Company or handling fee for any investor introduced or an introduction that leads to an investment within the period of 2 years of the introduction.

Watkins agreement was terminated by the company on July 25, 2015. Llew Watkins will not receive any introduction fees or handling fees for introductions. No introductions were made resulting in any investment in the company.

Keystone Trading, Ltd. Consulting Agreement

The Company entered into a consulting agreement with Keystone Trading, Ltd. (”Keystone”). The agreement begins on September 6, 2013 runs through September 26, 2016 and was amended on December 12, 2014.  Keystone will perform marketing and business development services for the Company. The Company issued 15,000,000 shares of stock to Keystone. Pursuant to the amendment and based on certain performance thresholds, the company may issue an additional 15,000,000 shares of stock to Keystone. The Company terminated this agreement on October 21, 2015 and the stock issued has been rescinded. The shares issued have been returned to the treasury.

Iota Capital Corp. Consulting Agreement

The Company entered into a consulting agreement with IOTA Capital Corp. (“IOTA”). The agreement begins on September 6, 2013 runs through September 26, 2016 and was amended on December 12, 2014. IOTA will perform marketing and business development services for the Company. The Company issued 13,475,000 shares of Common Stock to IOTA for the above services. The Company issued 13,475,000 shares of stock to Iota. Pursuant to the amendment and based on certain performance thresholds, the company may issue an additional 13,475,000 shares of stock to Iota. The Company terminated this agreement on October 21, 2015 and the stock issued has been rescinded. The shares issued have been returned to the treasury.

Item 3.02	Unregistered Sales of Equity Securities.

On August 10, 2015, the Company issued 40,000 shares of its common stock for payment to Kapil Khandal at .25 per share for payment applied to the Kapil Consulting Agreement contract for services rendered. The Company recognized the fair market value of $10,000 as a stock based compensation expense.

On October 1, 2015, the Company entered into a contract to issue 500,000 shares of its common stock for payment to Hayden IR in the name of Hayden IR at .25 per share for payment applied to the Hayden IR Agreement contract for services to be provided upon listing. The Company will recognize the fair market value of $125,000 as a stock based compensation expense.

On October 15, 2015, the Company entered into a contract to issue 200,000 shares of its common stock for payment to Karlin+Pimsler in the name of Mal Karlin at .25 per share for payment applied to the Karlin+Pimsler Agreement contract for services to be provided upon listing. The Company will recognize the fair market value of $50,000 as a stock based compensation expense.

On October 15, 2015, the Company entered into a contract to issue 200,000 shares of its common stock for payment to Checkmate Marketing in the name of Checkmate Marketing Group at .25 per share for payment applied to the Checkmate Marketing Group Social Media contract for services to be provided upon listing. The Company will recognize the fair market value of $50,000 as a stock based compensation expense.

In December 2013, the Company issued 25,000,000 shares of its common stock for investor relations and consulting services to Llewellyn R. Watkins for services rendered. The Company recognized the fair market value of $100,000 as a stock based compensation expense. The Company terminated this agreement on July 25, 2015 and the stock issued has been rescinded. The shares issued have been returned to the treasury.

In September 2013, the Company issued 13,475,000 shares of its common stock for marketing and consulting contract services to IOTA Capital Corp. for services rendered. The Company recognized the fair market value of $53,900 as a stock based compensation expense. The Company terminated this agreement on October 21, 2015 and the stock issued has been rescinded. The shares issued have been returned to the treasury.

In September 2013, the Company issued 15,000,000 shares of its common stock for marketing and consulting contract services to Keystone Trading, Ltd. for services rendered. The Company recognized the fair market value of $60,000 as a stock based compensation expense. The Company terminated this agreement on October 21, 2015 and the stock issued has been rescinded. The shares issued have been returned to the treasury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCM FINANCIAL, INC.

	By:	/s/ Michael Noel
Dated: August 4, 2017		Michael Noel
Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer).